Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.

REPORTS RECORD SECOND QUARTER 2005 RESULTS

Dallas, Texas – April 11, 2005 – Energy Transfer Partners, L.P. (NYSE:ETP) reported net income for the second quarter of fiscal 2005 ended February 28, 2005 of $87.6 million as compared to net income of $49.2 million for the second quarter of fiscal 2004. Net income for the Second quarter ended February 28, 2005 was reduced by a one time $8.0 million charge for debt issuance costs associated with the refinancing completed during the quarter. EBITDA, as adjusted, for the second quarter of fiscal 2005 was $145.3 million versus the $68.2 million reported for the second quarter of fiscal 2004.

On an aggregate basis, the $87.6 million of net income for the three months ended February 28, 2005 was a 20% increase over the aggregate historical net income of $73.2 million for the three months ended February 29, 2004. Also, on an aggregate basis, the EBITDA, as adjusted, for the three months ended February 28, 2005 of $145.3 million increased $40.8 million, or 39% from the aggregate historical EBITDA, as adjusted, of $104.5 million for the three months ended February 29, 2004 (see note (b) to the consolidated financial statements included in this release for the explanation of aggregate results).

“This quarter has been particularly successful with the acquisition of the Houston Pipe Line assets and related storage facilities, the issuance of $350 million of equity to finance a portion of that transaction and the placement of $750 million of our 5.95% Senior Notes due 2015,” stated H. Michael Krimbill, President and Chief Financial Officer. “In addition we have completed our two-for-one unit split for holders of record as of February 28, 2005. Subsequent to the end of this quarter, we announced that we entered into a definitive agreement to sell our Oklahoma gathering, treating and processing assets for $190 million, which will be used to repay indebtedness. We are extremely pleased with our ability to continue the growth of the Partnership while at the same time strengthening our balance sheet by reducing our financial leverage and fixing a large portion of our debt for ten years at an attractive rate.”

For the six months ended February 28, 2005, net income increased $53.3 million to $118.2 million as compared to $64.9 million for the six months ended February 29, 2004. Net income for the six months ending February 28, 2005 was reduced by the one time $8.0 million charge occurring during the second quarter. EBITDA, as adjusted, increased $121.4 million to $215.0 million for the six months ended February 28, 2005 as compared to $93.6 million for the six months ended February 29, 2004. On an aggregate basis, net income for the six months ended February 28, 2005 of $118.2 million increased $30.6 million or 35% from aggregate net income for the six months ended February 29, 2004 of $87.6 million. Also, on an aggregate basis, EBITDA, as adjusted for the six months ended February 28, 2005 of $215.0 million increased $68.6 million or 47% as compared to the aggregate EBITDA, as adjusted, of $146.4 million for the six months ended February 29, 2004.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the notes to the consolidated financial statements included in this release.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership’s natural gas operations include approximately 12,000 miles of natural gas gathering and transportation pipelines with an aggregate throughput capacity of 7.6 billion cubic feet of natural gas per day, with natural gas treating and processing assets located in Texas, Oklahoma, and Louisiana. The Partnership is the fourth largest retail marketer of propane in the United States, serving more than 650,000 customers from 311 customer service locations in the western, upper Midwestern, northeastern, and southeastern regions of the United States.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com For more information, please contact H. Michael Krimbill, President and Chief Financial Officer, at 918-492-7272.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)	February 28, 2005	August 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,310	$81,745
Marketable securities	3,690	2,464
Accounts receivable, net of allowance for doubtful accounts	691,436	275,424
Accounts receivable from related companies	3,595	34
Exchanges receivable	18,420	8,852
Inventories	156,922	53,324
Deposits paid to vendors	30,449	3,023
Price risk management assets	41,305	4,615
Prepaid expenses and other	21,379	7,401

Total current assets	994,506	436,882

PROPERTY, PLANT AND EQUIPMENT, net	2,396,100	1,467,649
LONG TERM PRICE RISK MANAGEMENT ASSETS	21,150	—
INVESTMENT IN AFFILIATES	41,145	8,010
GOODWILL	311,295	313,720
INTANGIBLES AND OTHER ASSETS, net	106,787	100,844

Total assets	$3,870,983	$2,327,105

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Short term debt to affiliate	$174,624	$—
Working capital facility	41,812	14,550
Accounts payable to related companies	4,517	4,276
Exchanges payable	16,397	2,846
Price risk management liabilities	21,289	1,262
Accrued and other current liabilities	691,549	343,146
Current maturities of long-term debt	48,300	30,957

Total current liabilities	998,488	397,037

LONG-TERM DEBT, net of discount, less current maturities	1,567,511	1,070,871
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	19,109	—
DEFERRED TAXES	111,579	109,896
OTHER NONCURRENT LIABILITIES	7,502	846
MINORITY INTERESTS	17,166	1,475

	2,721,355	1,580,125

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL: (a)
Common Unitholders (95,577,906 and 89,118,062 units authorized, issued and outstanding at February 28, 2005 and August 31, 2004, respectively)	1,099,095	720,187
Class C Unitholders (1,000,000 units authorized, issued and outstanding at February 28, 2005 and August 31, 2004)	—	—
Class E Unitholders (8,853,832 authorized, issued and outstanding at February 28, 2005 and August 31, 2004, – held by subsidiary and reported as treasury units)	—	—
General Partner	36,162	26,761
Accumulated other comprehensive income	14,371	32

Total partners’ capital	1,149,628	746,980

Total liabilities and partners’ capital	$3,870,983	$2,327,105

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)	Three Months Ended February 28, 2005	Three Months Ended February 29, 2004	Six Months Ended February 28, 2005	Six Months Ended February 29, 2004
REVENUES:
Midstream and transportation	$1,171,257	$493,570	$1,908,407	$912,667
Propane	288,966	132,453	440,199	132,453
Other	20,352	8,543	39,631	8,543

Total revenues	1,480,575	634,566	2,388,237	1,053,663

COSTS AND EXPENSES:
Cost of products sold	1,248,091	529,962	2,013,661	911,643
Operating expenses	74,664	30,131	136,125	37,517
Depreciation and amortization	22,954	9,472	43,223	13,619
Selling, general and administrative	12,762	6,382	24,072	11,261

Total costs and expenses	1,358,471	575,947	2,217,081	974,040

OPERATING INCOME	122,104	58,619	171,156	79,623

OTHER INCOME (EXPENSE):
Interest expense	(22,930)	(8,986)	(40,261)	(12,820)
Loss on extinguishment of debt	(7,996)	—	(7,996)	—
Equity in earnings of affiliates	109	180	145	327
Gain (loss) on disposal of assets	(436)	28	(527)	28
Interest income and other	235	321	369	406

INCOME BEFORE MINORITY
INTERESTS AND INCOME TAX EXPENSE	91,086	50,162	122,886	67,564

Minority interests	(358)	(175)	(516)	(175)

INCOME BEFORE INCOME TAX EXPENSE	90,728	49,987	122,370	67,389

Income tax expense	3,127	748	4,159	2,457

NET INCOME	87,601	49,239	118,211	64,932

GENERAL PARTNER’S INTEREST IN NET INCOME	10,456	2,304	16,545	2,617

LIMITED PARTNERS’ INTEREST IN NET INCOME	$77,145	$46,935	$101,666	$62,315

BASIC NET INCOME PER LIMITED PARTNER UNIT (a)	$0.82	$1.19	$1.11	$2.37

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING (a)	94,177,730	39,373,125	91,697,190	26,308,300

DILUTED NET INCOME PER LIMITED PARTNER UNIT (a)	$0.82	$1.19	$1.11	$2.36

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING (a)	94,468,366	39,422,916	91,916,080	26,357,696

(a)	On January 27, 2005 we announced that the Board of Directors of our general partner approved a two-for-one split for each class of the Partnership’s limited partner units. The split entitled Unitholders of record at the close of business on February 28, 2005 to receive one additional Partnership unit for each Partnership unit owned on that date. The distribution was made on March 15, 2005. The unit split required retroactive restatement of all historical per unit data in the consolidated financial statements. The effect of the split was to double the number of all outstanding Common Units and to reduce by half the minimum quarterly per unit distribution and the targeted distribution levels. All references to Common Units have been restated to reflect the effects of the two-for-one split.

On January 26, 2005, the Partnership received consideration of $180,000 for 6,666,666 Common Units on a post-split basis pursuant to a Units Purchase Agreement dated January 14, 2005 to issue Common Units to five institutional purchasers. The purchasers of these Common Units requested postponement of the delivery of the Common Units until the Partnership could deliver Common Units that were registered under a Form S-3. The $180,000,000 proceeds have been recorded as an addition to Common Units on the Partnership’s February 28, 2005 Consolidated Balance Sheet and Consolidated Statement of Partners’ Capital. The number of Common Units subscribed were not included in the total units outstanding. The units were issued on March 18, 2005. However, these units were considered outstanding units for purposes of our earnings per unit calculation and were included in the computation of basic and diluted net income per limited partner unit.

SUPPLEMENTAL INFORMATION:

                    (unaudited)

	For the Three Months Ended February 28, 2005	For the Three Months Ended February 29, 2004	For the Six Months Ended February 28, 2005	For the Six Months Ended February 29, 2004
Net income reconciliation
Net income	$87,601	$49,239	$118,211	$64,932
Depreciation and amortization	22,954	9,472	43,223	13,619
Interest expense	22,930	8,986	40,261	12,820
Income tax expense	3,127	748	4,159	2,457
Non-cash compensation expense	402	—	804	—
Interest (income) and other	(235)	(321)	(369)	(406)
Depreciation, amortization, interest and taxes of investee	122	90	228	198
Loss on extinguishment of debt	7,996	—	7,996	—
(Gain) loss on disposal of assets	436	(28)	527	(28)

EBITDA, as adjusted (a)	$145,333	$68,186	$215,040	$93,592

Heritage EBITDA, as adjusted (b)	$—	$36,340	$—	$52,845

Aggregate EBITDA, as adjusted (c)	$145,333	$104,526	$215,040	$146,437

VOLUMES
Midstream
Natural gas MMBtu/d – sold	1,609,722	1,014,802	1,470,873	1,061,703
NGLs Bbls/d – sold	21,749	12,573	18,534	13,841
Transportation and storage
Natural gas MMBtu/d – sold	2,039,179	—	2,039,179	—
Natural gas MMBtu/d – transported	3,045,656	872,944	3,078,193	830,768
NGLs Bbls/d – sold	9,848	—	9,848	—
Propane operations (in gallons)
Retail propane	165,696	84,435	252,131	84,435
Domestic wholesale	3,072	1,291	6,988	1,291
Foreign wholesale	22,636	11,876	37,029	11,876

(a)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Common Units awarded under the Partnership’s compensation plans that have not yet vested under the terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

EBITDA, as adjusted, is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. To present EBITDA, as adjusted, on a full Partnership basis, we add back the minority interest of the general partner because net income is reported net of the general partner’s minority interest. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the our business. By adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in our operating results but are not classified in interest, depreciation and amortization. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business. In addition, our debt agreements contain financial covenants based on EBITDA, as adjusted.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted, for the periods described herein is calculated in the same manner as presented by us and Heritage in the past. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income (loss), and cash flow from operating activities.

(b)	The business combination of Energy Transfer Company and Heritage Propane Partners, L.P. and subsidiaries (“Heritage”), (the Energy Transfer Transaction), on January 20, 2004 resulted in a change of control causing Energy Transfer’s financial statements to become those of the registrant. Because of the accounting treatment applied in the Energy Transfer Transaction, the reported first quarter fiscal 2004 actual results reflect the operations of Energy Transfer’s midstream and transportation businesses for the entire reporting period but not Heritage’s propane business for that period. The aggregate results disclosed reflect Heritage’s historical results for the periods ended January 19, 2004 combined with the historical results of Energy Transfer Company for the three and six months ended February 29, 2004, and is presented for comparability purposes only. This aggregate information (i) is not necessarily indicative of the results of operations that would have occurred had the transactions been made at the beginning of the periods presented or the future results of the combined operations and (ii) is not a measure of performance calculated in accordance with generally accepted accounting principles.

The following reconciliation of Aggregate EBITDA, as adjusted to net income is presented for comparability purposes only, and is comprised of the aggregate of Energy Transfer Company and Heritage’s historical results for the periods presented.

	For the Period from December 1, 2003 to January 19, 2004	For the Period from September 1, 2003 to January 19, 2004
	(Heritage)	(Heritage)
Net income reconciliation
Net income	$23,940	$22,644
Depreciation and amortization	5,974	15,389
Interest expense	4,588	12,754
Income tax expense	(30)	20
Non-cash compensation expense	1,142	1,232
Interest (income) and other	20	66
Depreciation, amortization, and interest of investee	88	322
Minority interests in Heritage Operating Partnership	205	178
Loss on disposal of assets	413	240

Aggregate EBITDA, as adjusted (b)	$36,340	$52,845

	Three Months Ended February 29, 2004	Six Months Ended February 29, 2004
	(Aggregate)	(Aggregate)
Aggregate net income reconciliation
Net income	$73,178	$87,576
Depreciation and amortization	15,446	29,008
Interest expense	13,574	25,574
Income tax expense	718	2,477
Non-cash compensation expense	1,142	1,232
Interest (income) and other	(300)	(340)
Depreciation, amortization, and interest of investee	177	520
Minority interests in Heritage Operating Partnership	205	178
Loss on disposal of assets	385	212

Aggregate EBITDA, as adjusted (c)	$104,525	$146,437